Exhibit 10.6

118701155v4

Third Amendment to Amended and Restated Credit Agreement

This Third Amendment to Amended and Restated Credit Agreement (herein, the “Amendment”) entered into as of August 19, 2020, is by and among MarketAxess Holdings Inc. (the “Borrower”), the Lenders party hereto and JPMorgan Chase Bank, N.A (the “Administrative Agent”).

Preliminary Statements

A.The Borrower, the Administrative Agent and the Lenders have entered into that certain Amended and Restated Credit Agreement dated as of October 30, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof including pursuant to that certain Omnibus Amendment dated as of October 19, 2017, the “Existing Credit Agreement”).

B.The Borrower has requested that the Lenders increase the Aggregate Commitments under the Existing Credit Agreement which the Borrower intends to use to make advances to certain Broker-Dealer Subsidiaries to fund the self-clearing and trading activities of such Broker-Dealer Subsidiaries and for other general corporate purposes and to make certain other amendments to the Existing Credit Agreement, and the Lenders are willing to do so under the terms and conditions set forth in this Amendment.

C.

The Existing Credit Agreement as amended by this Amendment is hereinafter referred to as the “Credit Agreement”.  Any capitalized terms used herein without definition shall have the same meanings herein as such terms have in the Credit Agreement.

Now, Therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1.	Amendments to the Existing Credit Agreement.

Subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Existing Credit Agreement shall be and hereby is amended as follows:

1.1.Each of the following defined terms appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

1.1.Each of the following defined terms appearing in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

“Aggregate Commitments” means the aggregate amount of the Commitments of all of the Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof.  As of the Third Amendment Effective Date, the Aggregate Commitments are $450,000,000.

4815-0855-1624

3609146

“Broker-Dealer Subsidiary” means any Subsidiary that (a) is a “registered broker and/or dealer or other regulated investment firm or trading platform” under the Securities Exchange Act or under any similar foreign law or regulatory regime established for the registration of brokers and/or dealers or trading platform of securities and/or (b) is required to be registered under the Commodity Exchange Act or under any similar regulatory regime established for the registration of operators, merchants, brokers and/or dealers of commodities, including, but not limited to, future commissions merchants, introducing brokers and commodity pool operators. For the avoidance of doubt, as of the Third Amendment Effective Date, MarketAxess Corporation, MarketAxess Europe Limited, MarketAxess Plataforma de Negociação Ltda., MarketAxess SEF Corporation, MarketAxess Capital Limited, MarketAxess Singapore PTE Limited, LiquidityEdge and MarketAxess NL BV are the only existing Broker-Dealer Subsidiaries.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 or increased from time to time pursuant to Section 2.20 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04.  The initial amount of each Lender’s Commitment is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Commitment, as applicable.  As of the Third Amendment Effective Date, there is a single Lender, and the initial aggregate amount of the Lender’s Commitment is $450,000,000.

1.2.Section 1.01 of the Credit Agreement is hereby further amended by inserting the following new defined terms in the correct alphabetical sequence to read as follows:

“Material Broker-Dealer Subsidiary” means each of (i) MarketAxess Corporation, (ii) MarketAxess Capital Limited, (iii) LiquidityEdge, (iv) MarketAxess Europe Limited, and (v) any other Broker Dealer Subsidiary that (a) is self-clearing its trades or (b) has gross revenues in excess of 5% of consolidated group revenues.

“Third Amendment Effective Date” means August 19, 2020.

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1.3.Section 5.02 of the Credit Agreement is hereby amended by (i) deleting the “and” appearing at the end of clause (e) thereof, (ii) replacing the period at the end of clause (f) with a semicolon, and (iii) adding new clauses (g) and (h) immediately following clause (f) to read follows:

(g)the formation, conversion, or acquisition of any Subsidiary that is a Broker-Dealer Subsidiary and that is not included in the last sentence of the definition of “Broker-Dealer Subsidiary”; and
(h)the failure of any Broker-Dealer Subsidiary to meet the minimum capital requirements imposed by applicable regulatory authorities and how the Borrower plans to address such failure.
1.4.Section 5.06 of the Credit Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

SECTION 5.06  Books and Records; Inspection Rights.  The Borrower will, and will cause each of its Subsidiaries to, (a) keep proper books of record and account in which full, true and correct in all material respects entries are made of all material financial dealings and transactions in relation to its business and activities, and (b) permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, to discuss its affairs, finances and condition with its officers and independent accountants (and hereby authorizes the Administrative Agent and each Lender to contact its independent accountants directly) and to provide contact information for each bank where each Loan Party has a depository and/or securities account and each such Loan Party hereby authorizes the Administrative Agent and each Lender to contact the bank(s) in order to request bank statements and/or balances, all at such reasonable times and as often as reasonably requested.  Notwithstanding the foregoing, Administrative Agent and each Lender shall provide notice to Borrower prior to contacting its independent accountants pursuant to this Section 5.06 and shall provide Borrower the opportunity to join any such conversations with its independent accountants.

1.5.Section 6.01(c) of the Credit Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

(c)Indebtedness of the Borrower owed to any Subsidiary and of any Subsidiary owed to the Borrower or any other Subsidiary; provided, that (a) Indebtedness of any Subsidiary that is not a Loan Party owed to any Loan Party shall be subject to the

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limitations set forth in Section 6.04, and (b) Indebtedness of any Subsidiary that is a Loan Party owed to any Subsidiary that is not a Loan Party shall be subordinated in right of payment to the Obligations on terms reasonably acceptable to the Administrative Agent; provided, further that notwithstanding the foregoing, the aggregate principal amount of Indebtedness of MarketAxess Corporation owed to any Loan Party at any time outstanding shall not exceed $500,000,000;

1.6.Section 6.04(d) of the Credit Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

(d)Investments (i) by the Loan Parties in the Equity Interests of their respective subsidiaries that are not Loan Parties, (ii) by Subsidiaries that are not Loan Parties in the Equity Interests of their respective Subsidiaries, or (iii) consisting of loans or advances made by any Loan Party or any Broker‑Dealer Subsidiary to any Subsidiary that is not a Loan Party, in an aggregate amount for all Investments covered by this clause (d) not to exceed the greater of (i) $50,000,000 and (ii) 15% of Consolidated Net Tangible Assets (measured as of the date of each Investment) at any time (as such amount is reduced by Guarantees permitted under the proviso to Section 6.01(d)); provided that notwithstanding the foregoing, the Loan Parties may make loans and advances to MarketAxess Corporation in an aggregate principal amount for all such loans and advances at any time outstanding not to exceed $500,000,000;

1.7.Section 6.09(b) of the Credit Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:

(b)Broker-Dealer Subsidiaries.  The Borrower will not permit the monthly Regulatory Net Capital maintained by the Material Broker-Dealer Subsidiaries in the aggregate to be less than the amount that is 25% greater than the amount required to meet all net capital requirements imposed by any applicable regulatory authority on or with respect to Material Broker-Dealer Subsidiaries. The Borrower shall make such computations demonstrating compliance as of the last day of each fiscal quarter concurrently with any delivery of financial statements under Section 5.01 (a) or (b) and a duly completed Compliance Certificate.

1.8.Section 9.06(b) of the Credit Agreement is hereby amended and restated in its entirety and as so amended and restated shall read as follows:
(b)Delivery of an executed counterpart of a signature page of this Agreement by telecopy, emailed pdf. or any other

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electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any  document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper‑-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.  Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Loan Parties, electronic images of this Agreement or any other Loan Documents (in each case, including with respect to any signature pages thereto) shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

1.9.Schedule 2.01 to the Credit Agreement is hereby deleted in its entirety and replaced with Schedule 2.01 attached hereto as Exhibit A.
1.10Exhibit D to the Credit Agreement is hereby amended by replacing each reference to “MarketAxess Corporation and MarketAxess Capital Limited” with “the Material Broker-Dealer Subsidiaries”.
Section 2.	Conditions Precedent.

The effectiveness of this Amendment is subject to the satisfaction of all of the following conditions precedent:

2.1.The Borrower, the Lenders and the Administrative Agent shall have executed and delivered this Amendment.
2.2.The Administrative Agent shall have received all other agreements, documents, instruments and other items set forth on the closing checklist attached hereto

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as Exhibit B attached hereto, each in form and substance reasonably satisfactory to the Administrative Agent.
2.3.Since December 31, 2019, there has been no event, development or circumstance that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

2.4.The Borrower shall have paid on demand all costs and expenses of or incurred by the Administrative Agent in connection with the negotiation, preparation, execution and delivery of this Amendment, including the reasonable and documented fees and expenses of one external counsel for the Administrative Agent, in each case to the extent invoiced as of the date of this Amendment.

2.5.As consideration for the increase in the Aggregate Commitments and the other agreements set forth in this Amendment, the Borrower shall pay to the Administrative Agent, for the ratable benefit of each Lender, an amendment fee (the “Amendment Fee”) in an amount equal to 0.075% of the increase to such Lender’s Commitment under the Credit Agreement effective as of the date hereof, and such Amendment Fee shall be due and payable on the date hereof.

2.6.Legal matters incident to the execution and delivery of this Amendment shall be satisfactory to the Administrative Agent and its counsel.
Section 3.	Representations; Agreement Regarding Expansion Option.

3.1In order to induce the Lenders to execute and deliver this Amendment, the Borrower hereby represents to the Lenders that as of the date hereof (a)  the representations and warranties set forth in the Loan Documents are and shall be and remain true and correct in all material respects (except in the case of a representation or warranty qualified by materiality in which case such representation or warranty shall be true and correct in all respects) as of the date hereof except for representations and warranties that relate to a prior date, which shall have been true and correct in all material respects (except in the case of a representation or warranty qualified by materiality in which case such representation or warranty shall be true and correct in all respects) as of the applicable date on which they were made and (b) no Default or Event of Default has occurred and is continuing after giving effect to this Amendment or shall result immediately after giving effect to this Amendment.

3.2In addition, the Borrower, by executing this Amendment, hereby represents and warrants that the Person executing this Amendment on behalf of such party is duly authorized to do so, such party has full right and authority to enter into this Amendment and to consummate the transactions described in this Amendment, and this Amendment constitutes the valid and legally binding obligation of such party and is enforceable against such party in accordance with its terms.

3.3Borrower acknowledges and agrees that the increase in Aggregate Commitments provided by this Third Amendment represents the election by Borrower of its expansion option referenced in Section 2.20 of the Credit Agreement and upon effectiveness of this Amendment, no further increases may be requested pursuant to such provision.

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Section 4.	Miscellaneous.

4.1.This Amendment amends the Existing Credit Agreement.  The execution of this Amendment and any other Loan Documents executed in connection herewith does not extinguish the indebtedness outstanding in connection with the Existing Credit Agreement nor does it constitute a novation with respect to such indebtedness. The Grantors previously executed and delivered to the Lenders the Security Agreement and certain other Collateral Documents.  Each Grantor hereby acknowledges and agrees that the Liens created and provided for by the Collateral Documents continue to secure, among other things, the Obligations arising under the Credit Agreement as amended hereby; and the Collateral Documents and the rights and remedies of the Lenders thereunder, the obligations of the Borrower thereunder, and the Liens created and provided for thereunder remain in full force and effect and shall not be affected, impaired or discharged hereby.  Nothing herein contained shall in any manner affect or impair the priority of the Liens and security interests created and provided for by the Collateral Documents as to the indebtedness which would be secured thereby prior to giving effect to this Amendment.   In addition, the Borrower hereby ratifies and confirms its obligations under each other Loan Document, including but not limited to the Amended and Restated Guarantee Agreement.

4.2.Except as specifically amended herein, the Credit Agreement and each other Loan Document shall continue in full force and effect in accordance with its original terms.  Reference to this specific Amendment need not be made in the Credit Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

4.3.This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of a counterpart hereof by facsimile transmission or by e‑mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as delivery of a manually executed counterpart hereof.  This Amendment shall be construed in accordance with and governed by the law of the State of New York.

[Signature Pages to Follow]

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This Third Amendment to Amended and Restated Credit Agreement is entered into as of the date and year first above written.

MarketAxess Holdings Inc., as Borrower

By: /s/ Antonio DeLise

Name:Antonio Delise

Name:Antonio Delise

Title: Chief Financial Officer

Title: Chief Financial Officer

[Signature Page to Third Amendment – MarketAxess Holdings Inc.]

JPMorgan Chase Bank, N.A., individually, and as Administrative Agent, Swingline Lender and Issuing Bank

By: /s/ Jennifer M. Dunneback

Name: Jennifer M. Dunneback

Name: Jennifer M. Dunneback

Title: Vice President

Title: Vice President

[Signature Page to Third Amendment – JPM]

Exhibit A to Third Amendment

Schedule 2.01

Commitments

Lender	Commitment
JPMORGAN CHASE BANK, N.A.	$450,000,000